Exhibit 99.1

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Balance Sheet

As of March 31, 2022 and December 31, 2021

(in thousands)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash	$26,554.4	$18,734.4
Prepaid expenses and other current assets	561.1	431.4
Related party receivable	—	23.3

Total current assets	27,115.5	19,189.1

Property, plant and equipment	88.2	62.1

Total assets	$27,203.7	$19,251.2

Liabilities and Stockholders’ deficit
Current liabilities:
Accounts payable	$1,195.0	$811.5
Related party payable	95.5	95.5

Total current liabilities	1,290.5	907.0
Convertible promissory notes	2,449.0	2,085.2
Deriviative liability	130,748.3	75,355.2

Total liabilities	134,487.8	78,347.4

Commitments and contingencies (Note 11)
Stockholders’ equity:
Common Stock $ 0.000001 par value – 120,000,000 shares authorized, 100,000,000 shares issued and 10,000,000 outstanding	—	—
Accumulated Deficit	(107,284.1)	(59,096.2)

Total stockholders’ equity	(107,284.1)	(59,096.2)

Total liabilities and Stockholders’ deficit	$27,203.7	$19,251.2

The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statement of Operations

For the three month periods ended March 31, 2022 and March 31, 2021

	Three Month Period Ended
(in thousands except share and per share data)	March 31, 2022	March 31, 2021
Related party—Net sales	$—	$—
Cost of revenue	—	—

Gross profit	—	—

Operating costs and expenses
Research and development	4,341.4	0.4
Sales and marketing	126.8	—
General and administration	3,322.7	64.6

Loss from operations	(7,790.9)	(65.0)
Interest expense	(363.8)	—
Change in fair value of derivative liabilities	(40,033.2)	—

Loss from operations before income taxes	(48,187.9)	(65.0)
Income tax benefit	—	—

Net loss	$(48,187.9)	$(65.0)

Loss per Share attributable to common stockholders:
Basic	(0.48)	(0.00)

Diluted	(0.48)	(0.00)

Weighted Average Shares used to compute net loss per share attributable to common stockholders:
Basic	100,000,000	100,000,000
Diluted	100,000,000	100,000,000

The Notes to Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statement of Stockholders’ Deficit

For the three month periods ended March 31, 2022 and March 31, 2021

Three month period ended March 31, 2022

(in thousands)	Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at December 31, 2021	$—	$(59,096.2)	$(59,096.2)
Net loss		(48,187.9)	(48,187.9)

Balance at March 31, 2022	$—	$(107,284.1)	$(107,284.1)

Three month period ended March 31, 2021

(in thousands)	Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at February 8, 2021 (inception)	$—	$—	$—
Net loss		(65.0)	(65.0)

Balance at March 31, 2021	$—	$(65.0)	$(65.0)

Paid in Capital of 10,000 shares of common stock, each having a par value of $0.000001 was converted to 100,000,000 shares, each having a par value of $0.000001. Total value of paid in capital = $100

The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statement of Cash Flows

For the three month periods ended March 31, 2022 and March 31, 2021

	Three Month Period Ended
(in thousands)	March 31, 2022	March 31, 2021
Cash flows from operating activities
Net loss	$(48,187.9)	$(65.0)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense on debt	363.9	—
Change in fair value of derivative liability	40,033.2	—
Depreciation	11.3	—
Related party receivable	23.3	—
Prepaid expenses and other current assets	(129.7)	—
Accounts payable	383.3	1.0
Related party payable	—	63.9

Net cash used in operating activities	(7,502.6)	—
Cash flows used in investing activities
Purchases of property, plant and equipment	(37.4)	—

Net cash used in investing activities	(37.4)	—
Cash flows provided by financing activities
Proceeds from convertible promissory notes	15,360.0	—

Net cash provided by financing activities	15,360.0	—

Net change in cash	7,820.0	—
Cash, beginning of period	18,734.4	—

Cash, end of period	$26,554.4	—

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for taxes	—	—
Non cash investing and financing activities
Costs associated with convertible notes	$—	$—

The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS

The accompanying financial statements include the historical accounts of Trump Media & Technology Group Corp. (“TMTG”). TMTG, incorporated in the state of Delaware and headquartered in Sarasota, Florida, is creating a media and technology company rooted in social media, digital streaming, information technology infrastructure, and more. TMTG’s initial product launch will focus on its social media platform, Truth Social, which encourages an open, free, and honest global conversation without discriminating against political ideology. Subsequent product launches are likely to include subscription video-on-demand services offering “big tent” entertainment choices (TV series, documentaries, and podcasts) with broad consumer appeal for all to enjoy. Trump Media & Technology Group Corp. changed its name from Trump Media Group Corp. in October 2021.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Liquidity and going concern

TMTG commenced operations on February 8, 2021 and began the initial launch of its social media platform in the first quarter of 2022. The business used cash from operations of $11,300,000 from February 8, 2021 (inception) through March 31, 2022 funded by $37,960,000 of proceeds from the issuance of convertible promissory notes. These notes mature between 18 and 36 months; however, each has an accelerated retirement feature in the event of default by the Company. Interest will be accrued between 5% and 10% annually based on the simple interest method (365 days per year).

In October of 2021, TMTG entered into a definitive merger agreement with a special purpose acquisition corporation (SPAC), Digital World Acquisition Corp. (DWAC), a Delaware corporation. The companies expect to consummate the merger in the coming quarters, combining TMTG’s operations with DWAC’s balance sheet (i.e. cash in trust net of redemptions and fees). The parties to the agreement intend to effect the merger of DWAC and its subsidiaries with and into TMTG, with TMTG continuing as the surviving entity. As a result of which, all of the issued and outstanding capital stock of TMTG shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each of TMTG’s stockholders to receive its pro rata share of the stockholder merger consideration subject to the conditions set forth in the merger agreement and in accordance with the applicable provisions of the Delaware General Corporation Law.

The directors believe that the Company will have sufficient funds to meet its liabilities as they fall due for the 12 month period after the issuance of these financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions reflected in the financial statements relate to and include, but are not limited to, the valuation of convertible promissory notes and derivative liabilities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its majority owned subsidiaries and have been prepared in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”). All intercompany transactions have been eliminated.

Cash

Cash represents bank accounts and demand deposits held at financial institutions. Cash is held at major financial institutions and are subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation (FDIC) limitations. No losses were incurred for those balances exceeding the limitations.

Prepaid expenses and other current assets

Other receivables consist of prepaid rent, insurance and prepaid data costs.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets. Useful lives for property, plant and equipment are as follows:

Asset Type	Range
Machinery and equipment	2-5 years

Expenditures which substantially increase value or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Gains and losses are recorded on the disposition or retirement of property, plant and equipment based on the net book value and any proceeds received.

Long-lived fixed assets held and used are reviewed for impairment when events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Circumstances such as the discontinuation of a line of service, a sudden or consistent decline in the sales forecast for a product, changes in technology or in the way an asset is being used, a history of operating or cash flow losses or an adverse change in legal factors or in TMTG climate, among others, may trigger an impairment review. If such indicators are present, TMTG performs undiscounted cash flow analyses to determine if impairment exists. The asset value would be deemed impaired if the undiscounted cash flows generated did not exceed the carrying value of the asset. If impairment is determined to exist, any related impairment loss is calculated based on fair value. There were no triggering events identified that necessitated an impairment test over property, plant and equipment. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. See Note 4 - Property, plant and equipment for further detail.

Capitalized software costs

The Company capitalizes costs related to its major service products and certain projects for internal use incurred during the application development stage. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Internal-use software is amortized on a straight-line basis over its estimated useful life, which is generally five to ten years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. As of the period ended March 31, 2021, there were no capitalized software costs.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

Revenue Recognition

The Company records revenue in accordance with ASC 606. The Company determines the amount of revenue to be recognized through application of the following steps- Identification of the contract, or contracts with a customer;—Identification of the performance obligations in the contract;—Determination of the transaction price;—Allocation of the transaction price to the performance obligations in the contract; and—Recognition of revenue when or as the Company satisfies the performance obligations.

Research and development

Research and development expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our engineers and other employees engaged in the research and development of our products and services. In addition, research and development expenses include amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs.

Marketing and sales

Sales and marketing expenses consist primarily of personnel-related costs, including salaries, commissions, benefits and stock-based compensation for our employees engaged in sales, sales support, business development and media, marketing, corporate communications and customer service functions. In addition, marketing and sales-related expenses also include advertising costs, market research, trade shows, branding, marketing, public relations costs, amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs

Selling, general and administrative expenses

General and administrative expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our executive, finance, legal, information technology, human resources and other administrative employees. In addition, general and administrative expenses include fees and costs for professional services, including consulting, third-party legal and accounting services and facilities costs and other supporting overhead costs that are not allocated to other departments.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Income tax amounts are therefore recognized for all situations where the likelihood of realization is greater than 50%. Changes in recognition or measurement are reflected in income tax expense in the period in which the change in judgment occurs. Accrued interest expense and penalties related to uncertain tax positions are recorded in Income Tax Expense. See Note 6—Income Taxes for further detail.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. The Company has no liabilities for loss contingencies.

Recently issued accounting standards

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2019-12, Simplifying the Accounting for Income    Taxes (Topic 740). ASU 2019-12 removes certain exceptions for performing intraperiod tax allocations, recognizing deferred taxes for investments, and calculating    income taxes in interim periods. The guidance also simplifies the accounting for franchise taxes, transactions that result in a step-up in the tax basis of goodwill, and the effect of enacted changes in tax laws or rates in interim periods. The Company adopted ASU 2019-12 in the first quarter of 2021 and the adoption had no material impact to the Company’s consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to record most leases on their balance sheets but recognize the expenses on their statements of operations in a manner similar to current accounting rules. ASU 2016-02 states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. The new standard is effective for interim and annual periods beginning after December 15, 2021 (i.e. calendar periods beginning on January 1, 2022) on a modified retrospective basis. All leases are operating leases. See Note 5, “Leases.” The current leases are short term in nature with a term less than 12 months.

NOTE 3 – ACQUISITION

In October 2021, the Company acquired 100% of the ownership in T Media Tech LLC for a nominal value. The results of T Media Tech LLC since October 13, 2021 are included in the Company’s Consolidated Statement of Operations. Pro forma results have not been presented as the acquisition is not considered individually significant to the consolidated results of the Company.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

(in thousands)	March 31, 2022	December 31, 2021
Propert, plant and equipment
Computer equipment	$105.9	$68.6
Accumulated depreciation	(17.7)	6.5

Property, plant and equipment, net	$88.2	$62.1

NOTE 5 – LEASES

The Company has short term leases primarily pertaining to lease properties that expire at various times through June 2022. As of March 31, 2022, miniumum commitments under the Company leases, were as follows:

(in thousands)	March 31, 2022	December 31, 2021
2022	$350.4	$461.3

Total lease payments	350.4	461.3

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

NOTE 6 – INCOME TAXES

The components of income tax expense for the period ended March 31, 2022 are as follows:

Three Month Period Ended
(in thousands)	March 31, 2022	March 31, 2021
Current tax expense
U.S. Federal	$—	$—
State and local	—	—

Total current tax expense	—	—
Deferred tax benefit	—	—
U.S. Federal	—	—
State and local	—	—

Total deferred tax benefit	—	—

Income tax benefit	$—	$—

The following reconciles the total income tax benefit, based on the U.S. Federal statutory income tax rate of 21% for the period ended March 31, 2022, with TMTG’s recognized income tax expense:

	Three Month Period Ended
(in thousands)	March 31, 2022	March 31, 2021
U.S. Statutory federal income tax benefit	$(10,195.9)	$(13.7)
Permanent items
State income taxes, net of federal effect	(2,161.5)	(2.9)
Change in valuation allowance	12,357.4	16.6

Income tax benefit	$—	$—

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of March 31, 2022 are as follows:

(in thousands)	March 31, 2022	December 31, 2021
Deferred tax assets
Convertible promissory notes and derivative liability	$24,125.4	$13,941.5
Net operating loss (NOL)	3,302.1	1,119.1

Total deferred tax assets	27,427.5	15,060.0
Deferred tax liabilities
Property, plant & equipment	(27.0)	(17.5)

Total deferred tax liabilities	(27.0)	(17.5)

Net deferred tax assets	27,400.5	15,043.1
Valuation allowance	(27,400.5)	(15,043.1)

Net deferred tax , net of valuation allowance	—	—

As of March 31, 2022, TMTG had US Federal and State net operating loss carryforwards (“NOLs”) with a tax benefit of $3,302,139 (December 31, 2021: $1,119,050).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

NOTE 7 – NET SALES – Related Party, RELATED PARTY RECEIVABLE AND PAYABLE

There were no related party sales for the period. Related party receivable is outstanding amounts from related party sales related to a licensing agreement with one of the Stockholders. Services were rendered in the fourth quarter of 2021 and final payment for the receivable balance was received in February of 2022. Related party payable is operational funding received from Stockholders, which bears no interest and is repayable on demand.

NOTE 8 – CONVERTIBLE PROMISSORY NOTES

Notes 1 to 7 are Convertible Promissory Notes issued from May 2021 through October 2021 with a cumulative face value of $5,340,000, maturity of 24 months from each respective issuance dates and interest will be accrued at 5% based on the simple interest method (365 days year) for each note. Notes 1 to 7 are convertible immediately prior to the completion of a Qualified SPAC Business Combination (“SPAC”) merger agreement or Qualified Initial Public Offering (“IPO”). All outstanding principle of these Notes, together with all accrued but unpaid interest on such principal, shall convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes shall be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding, divided by $4.00.

Notes 8 to 12 are Convertible Promissory Notes issued from November 2021 through December 2021 with a cumulative face value of $17,500,000, maturity of between 18 months and 36 months and interest will be accrued at a range between 5% and 10% based on the simple interest method (365 days year) for each note. Notes 8 to 12 are convertible immediately prior to the completion of a Qualified SPAC Business Combination (“SPAC”) merger agreement or Qualified Initial Public Offering (“IPO”). All outstanding principle of these Notes, together with all accrued but unpaid interest on such principal, shall convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes shall be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding (b) divided by either US$25, US$21 or US$20 subject to the respective conditions of the individual Notes; provided, however, in the event that the stock price quoted for the Company on NASDAQ or The New York Stock Exchange (as applicable) at the time of the closing of the Qualified SPAC Business Combination (the “TMTG Stock Price”) is less than either $50 per share, $42 per share, $40 per share subject to the respective conditions of the individual Notes, then the Conversion Price shall be reset to 50% of the then current TMTG Stock Price subject to a floor of $10 per share.

Notes 13 to 18 are Convertible Promissory Notes issued from January 2022 through March 2022 with a cumulative face value of $15,360,000, maturity of 18 months and interest will be accrued at a range between 5% and 10% based on the simple interest method (365 days year) for each note. Notes 13 to 18 are convertible immediately prior to the completion of a Qualified SPAC Business Combination (“SPAC”) merger agreement or Qualified Initial Public Offering (“IPO”). All outstanding principle of these Notes, together with all accrued but unpaid interest on such principal, shall convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes shall be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding (b) divided by either US$25 or US$21 subject to the respective conditions of the individual Notes; provided, however, in the event that the stock price quoted for the Company on NASDAQ or The New York Stock Exchange (as applicable) at the time of the closing of the Qualified SPAC Business Combination (the “TMTG Stock Price”) is less than either $50 per share or $42 per share subject to the respective conditions of the individual Notes, then the Conversion Price shall be reset to 50% of the then current TMTG Stock Price subject to a floor of $10 per share.

The Company determined the automatic discounted share-settlement feature upon certain events (e.g., SPAC, IPO, change in control, etc.) is an embedded derivative requiring bifurcation accounting as (1) the feature is not

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

clearly and closely related to the debt host and (2) the feature meets the definition of a derivative under ASC 815 (Derivative and Hedging). Subsequent changes to the fair value of the embedded derivative flows through the income statement. The Debt (net of initial debt discount and any related debt issuance costs recorded) is accreted using the effective interest rate method under ASC 835 (Interest) until maturity. The Convertible Promissory Notes (debt host) are not subject to Subtopic 480-10.

(in thousands)	March 31, 2022	December 31, 2021
Convertible Promissory Notes
Notes 1 to 7	$5,340.0	$5,340.0
Notes 8 to 12	17,500.0	17,500.0
Notes 13 to 18	15,360.0	—

	38,200.0	22,840.0
Debt Issuance costs	(240.0)	(240.0)

Nominal value of Convertible Promissory Notes	37,960.0	22,600.0
Derivative liability Component	(36,528.7)	(21,168.7)

Liability component at date of issue	1,431.3	1,431.3
Interest charged	1,017.7	653.9
Interest paid	—	—

Liability component at March 31, 2022 and December 31, 2021	$2,449.0	$2,085.2

Embedded feature Component
Derivative liability Component	$36,528.7	$21,168.7
Change in fair value of Embedded derivative	94,219.6	54,186.4

Derivative Liability Component at March 31, 2022 and December 31, 2021	$130,748.3	$75,355.2

The interest charged for the period is calculated by applying the effective interest rate range of between 55.9% to 148.5% to the liability component for the period since the respective notes were issued.

NOTE 9—FAIR VALUE MEASUREMENT

The Company uses a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2. Significant other inputs that are directly or indirectly observable in the marketplace.

Level 3. Significant unobservable inputs which are supported by little or no market activity.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

All of the Company’s cash is classified within Level 2 because the Company’s cash is valued using pricing sources and models utilizing observable market inputs. The Convertible promissory notes are classified as Level 3 due to significant unobservable inputs.

	As of March 31, 2022
(in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Cash
Cash		26,554.4
Liabilities
Convertible promissory notes			2,449.0
Derivative liability	4,207.0		130,748.3

	As of December 31, 2021
(in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Cash
Cash		18,734.4
Liabilities
Convertible promissory notes			2,085.2
Derivative liability	4,207.0		75,355.2

The estimated fair value of the conversion feature of the Derivative liability is based on traditional valuation methods including Black-Scholes option pricing models and Monte Carlo simulations.

NOTE 10 – STOCKHOLDERS’ EQUITY

At inception, the total number of shares of all classes of capital stock that the Company was authorized to issue was 11,000 shares of Company Stock, each having a par value of $0.000001, of which 10,000 shares were issued and outstanding, and an additional 1,000 shares were authorized for issuance in connection with the Company’s Equity Incentive Plan.

In October 2021, the total number of shares of Common Stock authorized was increased to 110,000,000, each having a par value of $0.000001. Each share of the Company’s Common Stock, automatically and without any action on the part of the Company or any respective holders thereof, was reclassified into ten thousand (10,000) shares of the Company’s Common Stock, $0.000001 par value per share, resulting in 110,000,000 shares authorized, of which 100,000,000 shares were issued and outstanding.

In January 2022, the total number of shares of the Company’s Common Stock authorized was increased to 120,000,000, each having a par value of $0.000001, of which 100,000,000 shares were issued and outstanding.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Based on current known facts and circumstances, the Company currently believes that any liabilities ultimately resulting from ordinary course claims and proceedings will not individually or in aggregate, have a material adverse effect on the Company’s financial position, results of operations or cash flows.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

NOTE 12 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2022, up to the date the Company issued the financial statements. Based upon this review, no subsequent events occurred.

In April, we signed new lease in Sarasota, FL

May 11, we signed an amendment to our Merger Agreement w/ DWAC